EXHIBIT 4.59

                   FINANCIAL ADVISORY SERVICES AGREEMENT WITH
                            ENDEAVOUR FINANCIAL LTD.




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                        [ENDEAVOUR FINANCIAL LETTERHEAD]
                VANCOUVER    TORONTO     GEORGE TOWN          LONDON

November 10, 2003

Mr. Joseph Grosso                            PRIVATE AND CONFIDENTIAL
IMA Exploration Inc.
Suite 709 - 837 West Hastings Street
Vancouver, BC
Canada V6C 3N6

Dear Joe,

RE: PROPOSAL FOR FINANCIAL ADVISORY SERVICES

Following our recent discussions, I am pleased to provide the following terms under IMA Exploration Inc. ("IMA") will retain Endeavour Financial Ltd. ("Endeavour") to provide general corporate financial advice with respect to its strategic direction and corporate development.
During the course of this engagement, Endeavour will work closely with IMA management to identify and implement various Transactions, which may include, but are not limited to:
       o   Conventional equity/debt finance; and/or
       o   Convertible debt; and/or
       o   Subordinated / Mezzanine Finance; and/or
       o   Project acquisitions or divestitures; and/or
       o Corporate mergers and acquisitions, or similar business combinations involving IMA or a subsidiary or division thereof.



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Mr. Joseph Grosso                                                         Page 2
IMA Exploration Inc.                                           November 10, 2003
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DUTIES

Endeavour will act as financial advisor to IMA and as such will provide IMA with advice and assistance regarding the solicitation, structuring, negotiating and closing of a Transaction(s). It is understood that the specific duties may vary with the type of Transaction undertaken, but in general Endeavour expects to provide the following progression of services:

     1. Assisting IMA in sourcing and evaluating potential sources of debt and equity, or other financing as required to permit IMA to continue its mineral property acquisition and exploration activities;

     2. Assist IMA with undertaking detailed technical evaluation of any assets to be acquired, whether in-house or on-site, including a comprehensive review of operating histories and any geological material and reserve/resource estimates.

     3. If appropriate, review relevant corporate material of the assets/company to be acquired, including the status of relevant corporate agreements and all available financial data.

     4. Based on the foregoing review, prepare financial models for the businesses and assess the debt capacity of IMA under various scenarios (including proforma post-acquisition scenarios). Identify alternate debt scenarios and examine various corporate strategies opposite each debt scenario to determine the impact on future corporate cash flows.

     5. Based on a review of the projected cashflows and discussions with management, identify strategic options and recommend to IMA a course of action and financing strategy.

     6. Advise IMA management on payment structure, particularly with respect to the timing of payments, repatriation of funds, and repatriation regulations and procedures.

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Mr. Joseph Grosso                                                         Page 3
IMA Exploration Inc.                                           November 10, 2003



     7. In terms of a debt financing Transaction, determine prospective lenders that currently have both the lending and risk profile capacity to provide funds for the particular Transaction contemplated and manage and lead the solicitation process.

     8. Assist IMA with preparing the appropriate marketing document (i.e. an Information Memorandum/Financing Plan), which will be used to solicit interest from potential lenders, investors, acquirers or merger partners.

     9. In conjunction with IMA management, review the most favoured candidates and evaluate each as a component of IMA's overall business strategy. Select the candidate(s) or lenders that would produce the most optimal business Transaction.

     10. Initiate discussions with the qualified candidate(s) and co-ordinate all subsequent contacts, including arrangement for signature of Confidentiality Agreements, co-ordinate the dissemination of information memoranda and other materials.

     11. If appropriate, assist IMA with preliminary due diligence it will need to undertake on a counter-party.

     12. In concert with IMA management, negotiate the initial terms of the proposed Transaction(s) and assist in the drafting of a Letter of Intent with a view to progressing to a Definitive Agreement, or, in the case of a debt finance transaction, negotiate and progress the signing of a Commitment Letter from the preferred lender.

     13. Establish a detailed timetable and work schedule with IMA and the selected candidate(s) and/or financial institution. This work schedule will include a comprehensive schedule of tasks, required documentation and related Transaction(s) duties, as well as the delegation of responsibility to all parties involved.

     14. As appropriate, assist IMA and its lawyers with completing a detailed review of various drafts of legal agreements, loan documentation and ancillary
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Mr. Joseph Grosso                                                         Page 4
IMA Exploration Inc.                                           November 10, 2003


          agreements to ensure the agreed Transaction structure is accurately reflected in the documentation and to ensure IMA's future corporate flexibility is not compromised or constrained by these agreements.

     15. As appropriate, provide assistance with negotiating and closing the selected Transaction(s).

COVENANTS

Endeavour covenants with IMA that at all times Endeavour will act on a basis that is fair and reasonable and exercise its powers and discharge its duties under this agreement honestly, in good faith and in what reasonably appears to Endeavour to be the best interests of IMA and, in connection therewith, shall exercise the degree of care, diligence and skill that a reasonably prudent financial advisor would exercise in comparable circumstances. Further, Endeavour will comply with applicable securities laws and regulations in the jurisdictions in which it is representing IMA; provided that IMA, on its part, provides all information and takes such other action as shall not otherwise be available to, or in the control of, Endeavour, which is required for such compliance.

ACKNOWLEDGEMENT

IMA acknowledges that:

     (i) Endeavour has, or is likely to have, individual, corporate or institutional clients who are shareholders of IMA (the "Clients");

     (ii) Endeavour acts, and will act, as consultant or financial advisor to other companies ("Competitors") in the same business as IMA; and

     (iii)The interests of the Clients or the Competitors may come into conflict with those of IMA.

Endeavour shall be under no liability to IMA for, or as a result of, its acting as consultant or financial advisor to Competitors and Clients, or the manner in which it resolves and

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Mr. Joseph Grosso                                                         Page 5
IMA Exploration Inc.                                           November 10, 2003
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conflicts of interest deriving therefrom, unless Endeavour has acted in any manner which is dishonest or grossly negligent.

COMMERCIAL TERMS

Endeavour's remuneration for the above services is as follows:

     1. A monthly Work Fee in the amount of US$5,000 invoiced in advance, payable to Endeavour by IMA in cash commencing on the date of execution of this mandate.

     2. A Milestone Fee of US$100,000 payable to Endeavour by IMA in cash or free trading shares upon IMA's execution of a Commitment Letter, Letter of Intent, or other notice of formal commitment from a prospective lender or counter-party to conclude a significant Transaction.

     3. A Success Fee payable by IMA to Endeavour, in cash or free trading shares, at the time of closing the Transaction(s), payable as follows:

          (i) In the event of an acquisition of an asset or company (in whole or in part), two percent (2%) of the counter party's Enterprise Value defined as the cash equivalent value of any shares exchanged (priced at the average of the 10 day price prior to the Transaction closing date) plus the cash equivalent value of any short or long term debt, less cash; and any upfront or committed payment made by IMA or a subsidiary thereof, and/or any investment made or committed to be made over any future period by IMA or a subsidiary thereof, and/or any guarantee made or subsequently committed to be made by IMA or a subsidiary thereof within twelve (12) months of closing a Transaction(s).

          (ii) In the event of a divestiture of an asset or company (in whole or in part), two percent (2%) of the Enterprise Value and any up-front or committed payment made by the acquirer, and/or any investment made or committed to be made over any future period by the acquirer, and/or any guarantee made or subsequently committed to be made by the acquirer within twelve (12) months of closing a Transaction(s).

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Mr. Joseph Grosso                                                         Page 6
IMA Exploration Inc.                                           November 10, 2003
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          (iii) In the event of a merger or similar business combination, two percent (2%) of the Enterprise Value of IMA or the relevant subsidiary.

          (iv) In the event of an equity financing, one percent (1%) of the gross proceeds of any equity offering provided to IMA and/or its subsidiaries or affiliated companies

          (v) In the event of a debt financing, two and one half percent (2.5%) of the principal amount of any debt provided or committed to be provided to IMA and/or its subsidiaries, which shall include any amounts provided as part of an overrun facility and the refinancing or assumption of any existing debt.

All or part of the amounts payable to Endeavour pursuant to this agreement may be subject to tax (including goods and services tax and applicable provincial sales taxes). Where such taxes are applicable, an additional amount equal to the amount of such taxes owing will be charged to and be paid by IMA. Any amounts due and payable hereunder and outstanding for in excess of forty-five (45) calendar days shall accrue at the prevailing LIBOR one month fixing rate for CDN$ plus six percent (6%), compounding on a monthly basis, both before and after judgment.

SEAT ON THE IMA BOARD OF DIRECTORS

During the term of this agreement, IMA will cause one nominee of Endeavour to be nominated for election as a director of IMA in all management information circulars prepared and circulated by management of IMA, and will solicit proxies for the election of such nominee.

EXPENSES

Endeavour requires that all reasonable out of pocket costs, charges and expenses, including travel, incurred by it in the performance of its obligations under this mandate be reimbursed. Prior approval will be obtained before incurring any expenses in excess of US$5,000.

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Mr. Joseph Grosso                                                         Page 7
IMA Exploration Inc.                                           November 10, 2003
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REPORTING REQUIREMENTS

Endeavour will report to IMA on a regular basis in such detail as IMA may reasonably request in connection with Endeavour's performance of its services hereunder. IMA will provide to Endeavour such information, documents, data, advice, opinions and representations as Endeavour may reasonably request relating to any Transaction that is the subject of this agreement. IMA represents and warrants that any information furnished to Endeavour will not knowingly contain any untrue statement of a material fact, or knowingly omit a material fact. IMA shall ensure that Endeavour is advised on a timely basis of any material change that may be reasonably considered relevant to this agreement.

CONFIDENTIALITY

Endeavour acknowledges that the business carried on by IMA and it subsidiaries is an extremely competitive business and that disclosure of any confidential information about the business or financial affairs of IMA and its subsidiaries would place them at a competitive disadvantage. Endeavour shall use its reasonable commercial efforts to preserve and protect the confidential nature of any information concerning the business or financial affairs of IMA or any of its dealings, transactions or affairs which may be disclosed to Endeavour by employees, officers or agents of IMA during the duration of this agreement. Without restricting the generality of the foregoing, Endeavour shall not:

(i) Disclose any of the aforesaid information to third parties without the prior written consent of IMA, provided that such consent shall not be required where the information is disclosed:

      a). To the employees, officers, representatives, agents or professional advisors of Endeavour to enable such persons to assist Endeavour in providing consulting services to IMA hereunder;

      b). To the employees, officers, agents or professional advisors of IMA or such other persons as IMA management may designate;

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Mr. Joseph Grosso                                                         Page 8
IMA Exploration Inc.                                           November 10, 2003


      c). Pursuant to any law, statute or regulation, ordinance or administrative, regulatory or judicial order; or

(ii) Use any of the aforesaid information for its own purpose or benefit or to the detriment or intended probable detriment of IMA.

The foregoing covenants of Endeavour shall not apply to information which:

(i) Through no act or omission of Endeavour is or becomes generally known or part of the public domain; (ii) Is furnished to others by IMA without restriction on disclosure; or (iii) Is lawfully furnished to Endeavour by a third party without Endeavour's knowledge of a breach of any restriction on disclosure owed to IMA.

INDEMNITIES

Please see Schedule A attached hereto.

TERMINATION

If accepted, this agreement between Endeavour and IMA will be in effect for a minimum period of twelve (12) months, and shall continue in force on a month-to-month basis, subject to termination on thirty (30) days written notice. However, IMA may terminate this agreement without prior notice for just cause, which shall include:

(i) Endeavour committing an act of bankruptcy or becoming involved in any fraud or dishonest or serious misconduct in circumstances that would, in the reasonable opinion of IMA, make Endeavour unsuitable to act on behalf of IMA; and

(ii) Endeavour failing to comply with any terms of this agreement with such failure not being rectified within fifteen (15) days of receipt of notice thereof from IMA.

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Mr. Joseph Grosso                                                         Page 9
IMA Exploration Inc.                                           November 10, 2003
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Endeavour may terminate this agreement without prior notice for just cause, which shall include:

(i) IMA committing an act of bankruptcy or becoming involved in any fraud or dishonest or serious misconduct in circumstances that would, in the opinion of Endeavour, make representation of IMA by Endeavour unsuitable;

(ii) IMA failing to comply with the terms of this agreement with such failure not being rectified within fifteen (15) days of receipt of notice from Endeavour; and If this agreement is terminated for any reason, Endeavour shall be entitled to receive, and IMA shall pay, Endeavour's fees and reimbursable expenses to the date of termination.

TRANSACTIONS AFTER TERMINATION

In the event that, within eighteen (18) months of termination, a Transaction is concluded with:

1. A party contacted by Endeavour or IMA, or one who has contacted Endeavour or IMA during the term of this Agreement; or

2. Any party who is an affiliate of the foregoing; then Endeavour will be entitled to the Success Fee as though no such termination had occurred.






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Mr. Joseph Grosso                                                        Page 10
IMA Exploration Inc.                                           November 10, 2003


BINDING AGREEMENT

If you are in agreement with the terms of this proposal as outlined herein, please indicate your agreement by signature below, at which time this proposal shall become a binding agreement between the parties and shall be governed by and construed in accordance with the laws of England.


Yours very truly,
ENDEAVOUR FINANCIAL LTD.



GORDON KEEP
Managing Director - Corporate Finance

AGREED AND ACCEPTED dated this 16 day of December, 2003 on behalf of:



IMA EXPLORATION INC.

/s/ WILLIAM LEE         /s/ NIKOLAOS CACOS
-------------------------------------------
Name

       CFO                   Director
-------------------------------------------
Title





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Mr. Joseph Grosso                                                        Page 11
IMA Exploration Inc.                                           November 10, 2003
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SCHEDULE A - INDEMNITY

IMA hereby agrees to indemnify and save Endeavour, its affiliates and their respective directors, officers, employees and agents (collectively, the "Indemnified Parties" and individually, an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which any Indemnified Party may become subject by reason of the performance of professional services rendered to IMA hereunder.

This indemnity will not apply in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was negligent, guilty of willful misconduct or was in breach of this agreement.

In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against IMA, the Indemnified Party will give IMA prompt written notice of any such action of which the Indemnified Party has knowledge and IMA will undertake the investigation and defense thereof on behalf of the Indemnified Party, including employment of counsel acceptable to such Indemnified Party and make payment of all expenses.

No admission of liability and no settlement of any action shall be made without the consent of IMA and the Indemnified Parties affected, such consent not to be unreasonably withheld.

Notwithstanding that IMA will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

         (a) Employment of such counsel has been authorized by IMA; or

         (b) IMA has not assumed the defence of the action within a reasonable period of time after receiving notice of the action; or

         (c) The named parties to any such action include both IMA and the Indemnified Party and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between IMA and the Indemnified Party; or

         (d) There are one or more legal defences available to the Indemnified Party which are different from or in addition to those available to IMA.

IMA hereby constitutes Endeavour as trustee for each other Indemnified Party and IMA under this paragraph with respect to such other Indemnified Parties and Endeavour agrees to accept such trust and to hold and enforce such covenants on behalf of such Indemnified Parties.





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